UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 26, 2019 (February 26, 2019)

PARETEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35360	95-4557538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1185 Avenue of the Americas, 37th Floor

New York, NY 10036

 (Address of principal executive offices) (Zip Code)

(646) 810-2182

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 26, 2019, Pareteum Corporation and certain of its subsidiaries entered into a credit agreement (the “Credit Agreement”) with Post Road Administrative Finance, LLC and its affiliate Post Road Special Opportunity Fund I LLP (collectively, “Post Road”). Pursuant to the Credit Agreement, Post Road will provide the Company with a secured loan of up to $50,000,000 (the “Loan”), with an initial loan of $25,000,000 funded on February 26, 2019, and additional loans in increments of $5,000,000 as requested by the Company before the 18 month anniversary of the initial funding date. No additional loan shall be funded until the later of delivery of certain third party consents (the “Consents”), the filing of Pareteum’s Quarterly Report on Form 10-Q for the first quarter of 2019, or June 1, 2019. All amounts owed under the Credit Agreement shall be due on February 26, 2022.

The unpaid principal amount of the Loan shall bear interest from the relevant funding dates at a rate per year of 8.5% plus the Eurodollar Rate in effect from time to time, provided however, that upon an event of default or if certain of the Consents are not delivered prior to May 1, 2019 or June 1, 2019, as applicable, the unpaid principal amount of the Loan shall bear interest from the relevant funding dates at a rate per year of 11.5% plus the Eurodollar Rate in effect from time to time until the Consents are delivered. The interest shall be due and payable monthly in cash in arrears, provided, however, that the Company may elect to pay any or all of the interest in the form of PIK interest due and payable at maturity at a maximum percentage per year equal to (a) through and including the first anniversary of the initial funding date, 3%, (b) after the first anniversary of the initial funding date through and including the second anniversary of the initial funding date, 2%, and (c) after the second anniversary of the initial funding date, 1%.

Permitted use of proceeds for the initial $25,000,000 of the Loan include approximately $11,000,000 for payment in full of outstanding secured debt owed to Fortress Credit Corp. (together with its affiliates, “Fortress”) incurred in connection with the Company’s previously disclosed acquisition of iPass Inc. (“iPass”) on February 12, 2019, as well as remaining amounts for permitted acquisitions and investments, for general working capital purposes and to pay approximately $885,000 in transaction fees related to the Loan. Proceeds from additional Loans, if any, are to be used for permitted acquisitions and to fund growth capital expenditures and other growth initiatives.

The Loan is subject to prepayment upon the receipt of proceeds outside the ordinary course of business in excess of $1,000,000 and the Company must pay a commitment fee of 1% per year for an unfunded commitment. The initial $25,000,000 loan is reduced by an original issue discount of (i) 0.75% of $25,000,000 and (ii) 1.25% of $50,000,000, and any additional loans will be reduced by an original issue discount of 0.75% of the funded amounts.

The Company’s obligations under the Credit Agreement are secured by a first-priority security interest in all of the assets of the Company, and guaranteed by certain subsidiaries of the Company. The Credit Agreement contains customary representations, warranties and indemnification provisions. The Credit Agreement also contains affirmative and negative covenants with respect to operation of the business and properties of the Company as well as financial performance, including requirements to maintain a minimum of $2,000,000 of unrestricted cash, certain maximum total leverage ratios, a debt to asset ratio, maximum churn rate and minimum adjusted EBITDA. The Credit Agreement further provides customary events of default and cure periods for certain specified events of default, and in the event of uncured default, the acceleration of the maturity date, an increase in the applicable interest rate with respect to amounts outstanding under the Loan and payment of additional fees.

The foregoing summary is qualified in its entirety by the Credit Agreement that will be filed (with certain portions subject to confidential treatment) with the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 (the “2018 Annual Report”), and the Security Agreement, Trademark Security Agreement, the Patent Security Agreement, Copyright Security Agreement and other agreements that will be filed with the 2018 Annual Report.

Item 1.02 Termination of a Material Definitive Agreement.

On February 26, 2019, concurrently with entering into the Credit Agreement, the existing loan and security agreement by and among iPass, iPass IP LLC and Fortress (the “Existing iPass Loan”) terminated. Credit facilities under the Existing iPass Loan included a term loan A facility and a term loan B facility maturing on February 27, 2019. The foregoing summary of the Existing iPass Loan does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Existing iPass Loan filed (with certain portions subject to confidential treatment) with iPass’s Quarterly Report on Form 10-Q for the period ended June 30, 2018 and the full text of the Consent and Amendment No. 1 to Credit Agreement dated February 12, 2019 filed with the Company’s Current Report on Form 8-K filed on February 13, 2019.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As of February 26, 2019, the Loan constitutes a direct financial obligation of the Company, the material terms of which are described above under Item 1.01 and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

On February 26, 2019, pursuant to the terms of the Credit Agreement, the Company issued to Post Road 425,000 shares of common stock and will issue an additional 200,000 shares of common stock upon the next subsequent funding, if any, under the Loan.

The shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and were offered and sold to an “accredited investor” (as defined in Rule 501(a) of the Securities Act) pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act and Regulation D promulgated pursuant thereto.

Item 7.01 Regulation FD.

On February 26, 2019, the Company issued a press release announcing entry into the Credit Agreement and consummation of the Financing. A copy of this press release is furnished hereto as Exhibit 99.1 and is incorporated by reference herein.

The information furnished pursuant to Item 7.01 of this report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished herewith:

99.1	Press release issued by Pareteum Corporation on February 26, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARETEUM CORPORATION

Dated: February 26, 2019	By:	/s/ Edward O'Donnell
Name: Edward O’Donnell
Title: Chief Financial Officer